Exhibit 4.3

AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

February 22, 2022

B. Riley Securities, Inc.

299 Park Avenue

New York, NY 10171

Re: Amendment No. 2 to Registration Rights Agreement dated April 15, 2021

Ladies and Gentlemen:

This Amendment No. 2 to Registration Rights Agreement (this “Amendment”), having been approved by the Requisite Holders, amends that certain Registration Rights Agreement dated April 15, 2021, as amended by Amendment to Registration Rights Agreement dated December 13, 2021 (the “Registration Rights Agreement”) between Applied Blockchain, Inc. and B. Riley Securities, Inc. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Registration Rights Agreement.

The third to final paragraph of Annex C is hereby revised to replace “February 15, 2022” with “April 12, 2022” and state in its entirety with the following:

“It is understood that, if (i) either the Representative, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Offering, (ii) the Underwriting Agreement does not become effective on or before April 12, 2022, (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) is terminated prior to payment for and delivery of the Shares, or (iv) the Registration Statement is withdrawn, the obligations under this letter agreement shall automatically terminate.”

Except as modified by this Amendment, the Registration Rights Agreement remains unmodified and in full force and effect.

This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[Signature page follows]

Very truly yours,

APPLIED BLOCKCHAIN, INC.

By:	/s/ Wes Cummins
Name: Wes Cummins
Title: Chief Executive Officer, President and Secretary

Accepted and agreed to as
of the date first above written:

B. Riley Securities, Inc.

By:	/s/ Jimmy Baker
Name: Jimmy Baker
Title: President, Head of Capital Markets

[Signature Page to Amendment No. 2 to Series C Registration Rights Agreement]